Exhibit 99.1

Press Release

Investors:	Media:
Nancy Murphy	Michelle Kersch
(904) 854-8640; nancy.murphy@lpsvcs.com	(904) 854-5043; michelle.kersch@lpsvcs.com

Lender Processing Services Reports First Quarter 2013 Earnings
Adjusted EPS from continuing operations increased 10% to $0.66 from prior year
Technology, Data and Analytics revenue climbed 10% from prior year

JACKSONVILLE, Fla. - April 24, 2013 - Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today announced first quarter 2013 GAAP net earnings of $53.9 million, or $0.63 per diluted share, an increase of 12.5% compared to $47.1 million, or $0.56 per diluted share in the first quarter 2012. Revenue was $471.7 million in the first quarter 2013, a decrease of 2.9% from the prior year quarter.

“LPS' strong first quarter results demonstrate the successful execution of our strategy to deliver technology-driven solutions that our clients need to address evolving mortgage industry requirements,” said Hugh Harris, president and chief executive officer of LPS.

First Quarter 2013

•	Technology, Data & Analytics (TD&A) revenue increased 10.4% over the prior year fueled by growth in all sub-segments

•	Origination Services revenue increased 12.0% from the prior year driven by strong refinance volumes

•	EBITDA margin increased more than two percentage points over the prior year to 26.6%

•	Adjusted earnings per diluted share from continuing operations increased 10.0% to $0.66 compared to the prior year, reflecting add-back for purchase accounting amortization

•	Completed previously reported settlements of many legal and regulatory matters related to legacy issues, while maintaining a strong financial position

“Strong results in TD&A and Origination Services drove an increase of more than two percentage points in our EBITDA margin year-over-year to 26.6%,” Tom Schilling, chief financial officer, said. “TD&A is our growth platform and we expect it to deliver a growing share of LPS' future revenue and profitability. We also remain focused on delivering high-value Transaction Services while managing for profitability in line with industry volumes.”

First quarter 2013 revenue was $471.7 million, a decrease of 2.9% compared to the prior year quarter, due to lower Default Services revenue that primarily resulted from a decline in industry foreclosure volume, partially offset by higher revenue in TD&A and Origination Services. First quarter 2013 operating income increased 6.7% from the prior year quarter to $99.4 million due to higher contributions from TD&A and Origination Services.

Net cash used in operating activities on a GAAP basis was $97.5 million in the first quarter 2013, compared to net cash provided by operating activities of $90.1 million in the prior year quarter. This decrease was primarily due to the payment of previously announced settlements for legacy legal and regulatory matters in the first quarter 2013. Excluding the impact of cash payments of previous non-GAAP items, primarily payments of legal and regulatory settlements, adjusted free cash flow was $49.5 million compared to $68.7 million in the prior year quarter. The decrease in adjusted free cash flow primarily resulted from changes in working capital. Adjusted free cash flow is defined as net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software.

The company maintained a strong balance sheet including cash of $88.4 million and credit facility availability of $398 million at the end of the first quarter 2013. The legal and regulatory reserve was $61.1 million at the end of the first quarter 2013.

Technology, Data and Analytics (TD&A)

Revenue for the first quarter increased 10.4% from the prior year to $193.6 million driven by growth in all sub-segments. Revenue from Servicing Technology increased 6.8% primarily due to growth in loans and revenue per loan; Origination Technology increased 17.7% primarily due to higher industry origination volume which drove incremental transaction fees; Default Technology increased 16.0% primarily as a result of higher professional services revenue and market share gains partially offset by lower foreclosure referral volumes; and Data and Analytics increased 15.5% primarily due to contract wins. Operating income increased 15.6% to $60.2 million in the first quarter 2013, while operating margin increased to 31.1% from 29.7% in the prior year quarter due to increased operating leverage.

Transaction Services

Revenue for the first quarter decreased 11.0% from the prior year period to $278.0 million as a result of a 31.4% decrease in Default Services revenue, which was partially offset by a 12.0% increase in Origination Services revenue. Default Services revenue and operating income declined primarily as a result of lower industry foreclosure activity and strategic actions to reduce risk and enhance returns. Origination Services revenue and operating income increased as a result of higher industry refinance volume. Operating income was $50.5 million, down from $52.3 million in the prior year period, due to lower Default Services contributions, which were partially offset by higher Origination Services contributions. Operating margin increased to 18.2% from 16.7% in the prior year quarter due to a revenue mix shift toward Origination Services.

Corporate and Other

Net corporate expenses in the first quarter 2013 were $11.3 million, about flat with the prior year period.

Outlook

Based on the current environment, the company expects second quarter 2013 revenue to be in the range of $460 million to $480 million and adjusted net earnings per diluted share from continuing operations to be in the range of $0.63 to $0.67.

Earnings Conference Call and Webcast

LPS will host a conference call tomorrow at 10:00 a.m. ET with a live webcast on the Investor Relations section of its website at www.lpsvcs.com. Earnings information, including this press release and our financial results presentation, is available on the website. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the call will be available until May 3, 2013, by dialing 888-203-1112 (access code: 6301734).

About Lender Processing Services

LPS (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation's top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS' servicing solutions include MSP, the industry's leading loan-servicing platform, which is used to service approximately 50 percent of all

U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries. Lender Processing Services is a Fortune 1000 company headquartered in Jacksonville, Fla., employing approximately 8,000 professionals. For more information, please visit www.lpsvcs.com.

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBITDA” (GAAP operating income plus depreciation and amortization); “EBITDA, as adjusted” (EBITDA adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted operating income” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions); “adjusted net earnings per diluted share” or “adjusted EPS per diluted share” (adjusted net earnings divided by diluted weighted average shares); and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring and other charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the mortgage industry and the foreclosure process in particular; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

###

Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three months ended March 31,
	2013	2012
	(In thousands, except per share data)

Revenues	$471,661	$485,794
Expenses:
Operating expenses	346,159	368,674
Depreciation and amortization	26,074	23,914
Total expenses	372,233	392,588
Operating income	99,428	93,206
Other income (expense):
Interest income	579	448
Interest expense	(13,514)	(16,402)
Other income, net	9	85
Total other income (expense)	(12,926)	(15,869)
Earnings from continuing operations before income taxes	86,502	77,337
Provision for income taxes	32,006	28,846
Net earnings from continuing operations	54,496	48,491
Loss from discontinued operations, net of tax	(566)	(1,370)
Net earnings	$53,930	$47,121

Net earnings per share - diluted from continuing operations	$0.64	$0.58
Net loss per share - diluted from discontinued operations	(0.01)	(0.02)
Net earnings per share - diluted	$0.63	$0.56
Weighted average shares outstanding - diluted	85,144	84,567

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2013	December 31, 2012
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$88,418	$236,241
Trade receivables, net of allowance for doubtful accounts	253,562	274,783
Other receivables	9,674	3,800
Income tax receivable	24,912	—
Prepaid expenses and other current assets	41,403	41,541
Deferred income taxes	82,079	127,742
Total current assets	500,048	684,107

Property and equipment, net	127,161	126,633
Computer software, net	252,388	245,271
Other intangible assets, net	21,416	23,670
Goodwill	1,109,304	1,109,304
Other non-current assets	268,692	256,849
Total assets	$2,279,009	$2,445,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$13,375	$—
Trade accounts payable	36,912	38,901
Accrued salaries and benefits	61,664	107,984
Legal and regulatory accrual	61,061	223,149
Other accrued liabilities	152,525	169,458
Deferred revenues	59,937	58,868
Total current liabilities	385,474	598,360

Deferred revenues	23,546	24,987
Deferred income taxes, net	185,640	174,303
Long-term debt, net of current portion	1,054,750	1,068,125
Other non-current liabilities	34,947	37,163
Total liabilities	1,684,357	1,902,938

Stockholders' equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at March 31, 2013 and December 31, 2012	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at March 31, 2013 and December 31, 2012	10	10
Additional paid-in capital	255,076	250,016
Retained earnings	739,489	694,148
Accumulated other comprehensive loss	(2,740)	(3,079)
Treasury stock at cost; 12.5 million shares at March 31, 2013 and December 31, 2012	(397,183)	(398,199)
Total stockholders' equity	594,652	542,896
Total liabilities and stockholders' equity	$2,279,009	$2,445,834

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net earnings	$53,930	$47,121
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	26,056	24,902
Amortization of debt issuance costs	1,044	1,117
Asset impairment charges	—	2,842
Gain on sale of discontinued operations	—	(8,064)
Deferred income taxes, net	56,793	11,036
Stock-based compensation cost	6,529	5,257
Income tax effect of equity compensation	(9)	342
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	21,219	12,700
Other receivables	(5,875)	(2,159)
Income tax receivable	(24,912)	—
Prepaid expenses and other assets	(4,137)	(8,853)
Deferred revenues	(371)	8,965
Accounts payable, accrued liabilities and other liabilities	(227,808)	(5,155)
Net cash (used in) provided by operating activities	(97,541)	90,051

Cash flows from investing activities:
Additions to property and equipment	(8,736)	(6,595)
Additions to capitalized software	(19,404)	(17,124)
Purchases of investments, net of proceeds from sales	(3,563)	(5,763)
Acquisition of title plants and property records data	(8,767)	(11,821)
Proceeds from sale of discontinued operations, net of cash distributed	—	6,398
Net cash used in investing activities	(40,470)	(34,905)

Cash flows from financing activities:
Debt service payments	—	(17,327)
Exercise of stock options and restricted stock vesting	(376)	(655)
Income tax effect of equity compensation	9	(342)
Dividends paid	(8,493)	(8,449)
Payment of contingent consideration related to acquisitions	(952)	(2,000)
Net cash used in financing activities	(9,812)	(28,773)
Net (decrease) increase in cash and cash equivalents	(147,823)	26,373
Cash and cash equivalents, beginning of period	236,241	77,355
Cash and cash equivalents, end of period	$88,418	$103,728

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,406	$20,830
Cash paid for taxes	$5,435	$4,053

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		QUARTER		QUARTER					YEAR ENDED
		Q1-2013	Q1-2012	Q1-2013	Q4-2012	Q3-2012	Q2-2012	Q1-2012	12/31/2012
1.	Revenues - Continuing Operations
	Technology, Data and Analytics:
	Technology	$177,425	$161,290	$177,425	$174,110	$173,985	$168,515	$161,290	$677,900
	Servicing Technology	115,667	108,351	115,667	114,818	111,572	111,284	108,351	446,025
	Default Technology	36,623	31,576	36,623	34,762	36,163	34,051	31,576	136,552
	Origination Technology	25,135	21,363	25,135	24,530	26,250	23,180	21,363	95,323
	Data and Analytics	16,205	14,027	16,205	15,202	15,009	14,767	14,027	59,005
	Total	193,630	175,317	193,630	189,312	188,994	183,282	175,317	736,905
	Transaction Services:
	Origination Services	164,425	146,750	164,425	173,934	154,057	150,741	146,750	625,482
	Default Services	113,561	165,461	113,561	137,783	154,394	179,618	165,461	637,256
	Total	277,986	312,211	277,986	311,717	308,451	330,359	312,211	1,262,738
	Corporate	45	(1,734)	45	—	6	(264)	(1,734)	(1,992)
	Total Revenues	$471,661	$485,794	$471,661	$501,029	$497,451	$513,377	$485,794	$1,997,651

	Revenue Growth from Prior Year Period
	Technology, Data and Analytics:
	Technology	10.0%	6.6%	10.0%	8.0%	11.2%	10.4%	6.6%	9.1%
	Servicing Technology	6.8%	4.9%	6.8%	7.2%	4.0%	7.3%	4.9%	5.9%
	Default Technology	16.0%	8.3%	16.0%	3.0%	28.3%	16.6%	8.3%	13.5%
	Origination Technology	17.7%	13.7%	17.7%	20.3%	25.3%	17.1%	13.7%	19.2%
	Data and Analytics	15.5%	(4.2)%	15.5%	6.3%	7.8%	(2.6)%	(4.2)%	1.7%
	Total	10.4%	5.7%	10.4%	7.8%	11.0%	9.2%	5.7%	8.4%
	Transaction Services:
	Origination Services	12.0%	13.8%	12.0%	14.8%	15.7%	42.4%	13.8%	20.4%
	Default Services	(31.4)%	(22.4)%	(31.4)%	(26.0)%	(19.9)%	(9.4)%	(22.4)%	(19.4)%
	Total	(11.0)%	(8.8)%	(11.0)%	(7.7)%	(5.3)%	8.6%	(8.8)%	(3.6)%
	Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
	Total Revenues	(2.9)%	(4.1)%	(2.9)%	(2.1)%	0.6%	9.1%	(4.1)%	0.7%

Revenue Growth from Sequential Period
Technology, Data and Analytics:
Technology	1.9%	—%	1.9%	0.1%	3.2%	4.5%	—%	9.1%
Servicing Technology	0.7%	1.2%	0.7%	2.9%	0.3%	2.7%	1.2%	5.9%
Default Technology	5.4%	(6.4)%	5.4%	(3.9)%	6.2%	7.8%	(6.4)%	13.5%
Origination Technology	2.5%	4.7%	2.5%	(6.6)%	13.2%	8.5%	4.7%	19.2%
Data and Analytics	6.6%	(1.9)%	6.6%	1.3%	1.6%	5.3%	(1.9)%	1.7%
Total	2.3%	(0.1)%	2.3%	0.2%	3.1%	4.5%	(0.1)%	8.4%
Transaction Services:
Origination Services	(5.5)%	(3.2)%	(5.5)%	12.9%	2.2%	2.7%	(3.2)%	20.4%
Default Services	(17.6)%	(11.2)%	(17.6)%	(10.8)%	(14.0)%	8.6%	(11.2)%	(19.4)%
Total	(10.8)%	(7.6)%	(10.8)%	1.1%	(6.6)%	5.8%	(7.6)%	(3.6)%
Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Total Revenues	(5.9)%	(5.1)%	(5.9)%	0.7%	(3.1)%	5.7%	(5.1)%	0.7%

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		QUARTER		QUARTER					YEAR ENDED
		Q1-2013	Q1-2012	Q1-2013	Q4-2012	Q3-2012	Q2-2012	Q1-2012	12/31/2012
1.	Operating Results - Continuing Operations
	Consolidated
	Revenues	$471,661	$485,794	$471,661	$501,029	$497,451	$513,377	$485,794	$1,997,651
	Operating Income (Loss), as reported	99,428	93,206	99,428	51,935	111,859	(24,065)	93,206	232,935
	Adjustments:
	Legal, Regulatory and Other Charges (1)	—	—	—	58,401	—	144,476	—	202,877
	Operating Income, as adjusted	99,428	93,206	99,428	110,336	111,859	120,411	93,206	435,812
	Depreciation and Amortization	26,074	23,914	26,074	25,136	24,241	23,453	23,914	96,744
	EBITDA, as adjusted	$125,502	$117,120	$125,502	$135,472	$136,100	$143,864	$117,120	$532,556
	Operating Margin, as adjusted	21.1%	19.2%	21.1%	22.0%	22.5%	23.5%	19.2%	21.8%
	EBITDA Margin, as adjusted	26.6%	24.1%	26.6%	27.0%	27.4%	28.0%	24.1%	26.7%
	Technology, Data and Analytics
	Revenues	$193,630	$175,317	$193,630	$189,312	$188,994	$183,282	$175,317	$736,905
	Operating Income, as reported	60,204	52,075	60,204	51,971	58,318	56,003	52,075	218,367
	Adjustments:
	Legal, Regulatory and Other Charges (1)	—	—	—	2,827	—	—	—	2,827
	Operating Income, as adjusted	60,204	52,075	60,204	54,798	58,318	56,003	52,075	221,194
	Depreciation and Amortization	20,332	18,546	20,332	19,730	18,726	17,997	18,546	74,999
	EBITDA, as adjusted	$80,536	$70,621	$80,536	$74,528	$77,044	$74,000	$70,621	$296,193
	Operating Margin, as adjusted	31.1%	29.7%	31.1%	28.9%	30.9%	30.6%	29.7%	30.0%
	EBITDA Margin, as adjusted	41.6%	40.3%	41.6%	39.4%	40.8%	40.4%	40.3%	40.2%
	Transaction Services
	Revenues	$277,986	$312,211	$277,986	$311,717	$308,451	$330,359	$312,211	$1,262,738
	Operating Income, as reported	50,517	52,250	50,517	65,892	65,651	76,603	52,250	260,396
	Adjustments:
	Legal, Regulatory and Other Charges (1)	—	—	—	1,531	—	—	—	1,531
	Operating Income, as adjusted	50,517	52,250	50,517	67,423	65,651	76,603	52,250	261,927

Depreciation and Amortization	4,860	4,400	4,860	4,498	4,531	4,408	4,400	17,837
EBITDA, as adjusted	$55,377	$56,650	$55,377	$71,921	$70,182	$81,011	$56,650	$279,764
Operating Margin, as adjusted	18.2%	16.7%	18.2%	21.6%	21.3%	23.2%	16.7%	20.7%
EBITDA Margin, as adjusted	19.9%	18.1%	19.9%	23.1%	22.8%	24.5%	18.1%	22.2%
Corporate and Other
Revenues	$45	$(1,734)	45	$—	$6	$(264)	$(1,734)	$(1,992)
Operating Loss, as reported	(11,293)	(11,119)	(11,293)	(65,928)	(12,110)	(156,671)	(11,119)	(245,828)
Adjustments:
Legal, Regulatory and Other Charges (1)	—	—	—	54,043	—	144,476	—	198,519
Operating Loss, as adjusted	(11,293)	(11,119)	(11,293)	(11,885)	(12,110)	(12,195)	(11,119)	(47,309)
Depreciation and Amortization	882	968	882	908	984	1,048	968	3,908
EBITDA, as adjusted	$(10,411)	$(10,151)	$(10,411)	$(10,977)	$(11,126)	$(11,147)	$(10,151)	$(43,401)

Exhibit E - Continued
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		QUARTER		QUARTER					YEAR ENDED
		Q1-2013	Q1-2012	Q1-2013	Q4-2012	Q3-2012	Q2-2012	Q1-2012	12/31/2012
2.	Net Earnings - Reconciliation
	Net Earnings (Loss)	$53,930	$47,121	$53,930	$2,814	$58,304	$(37,880)	$47,121	$70,359
	Adjustments - Continuing Operations:
	Legal, Regulatory and Other Charges, net (1)	—	—	—	34,676	—	100,624	—	135,300
	Total Adjustments to Continuing Operations	—	—	—	34,676	—	100,624	—	135,300
	Adjustments - Discontinued Operations:
	Impairment, Restructuring and Disposal Charges, net	—	—	—	2,494	—	—	—	2,494
	Total Adjustments to Discontinued Operations	—	—	—	2,494	—	—	—	2,494
	Adjustments - Non-operating:
	Debt Refinancing Charges, net (2)	—	—	—	15,445	—	—	—	15,445
	Income Tax Adjustments (3)	—	—	—	5,621	—	—	—	5,621
	Total Non-operating Adjustments	—	—	—	21,066	—	—	—	21,066
	Net Earnings, as adjusted	53,930	47,121	53,930	61,050	58,304	62,744	47,121	229,219
	Purchase Accounting Amortization, net (4)	1,567	2,421	1,567	1,712	1,712	1,733	2,421	7,578
	Adjusted Net Earnings	$55,497	$49,542	55,497	$62,762	$60,016	$64,477	$49,542	$236,797

	Adjusted EPS - Continuing Operations	$0.66	$0.60	$0.66	$0.74	$0.72	$0.79	$0.60	$2.85
	Adjusted EPS - Discontinued Operations	(0.01)	(0.01)	(0.01)	—	(0.01)	(0.03)	(0.01)	(0.05)
	Adjusted EPS - Consolidated	$0.65	$0.59	$0.65	$0.74	$0.71	$0.76	$0.59	$2.80

	Diluted Weighted Average Shares	85,144	84,567	85,144	85,106	84,948	84,578	84,567	84,857

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings (Loss)	$53,930	$47,121	$53,930	$2,814	$58,304	$(37,880)	$47,121	$70,359
	Adjustments to reconcile Net Earnings (Loss) to Net Cash (Used in) Provided by Operating Activities:
	Non-cash Adjustments	90,413	37,432	90,413	24,978	49,196	7,022	37,432	118,628
	Working Capital Adjustments	(241,884)	5,498	(241,884)	103,100	(21,816)	158,693	5,498	245,475

Net Cash (Used in) Provided by Operating Activities	(97,541)	90,051	(97,541)	130,892	85,684	127,835	90,051	434,462
Capital Expenditures Included in Investing Activities	(28,140)	(23,719)	(28,140)	(41,131)	(22,220)	(26,258)	(23,719)	(113,328)
Free Cash Flow	(125,681)	66,332	(125,681)	89,761	63,464	101,577	66,332	321,134
Less Cash Impact of Adjustments, net (5)	175,185	2,353	175,185	2,491	5,746	13,335	2,353	23,925
Adjusted Free Cash Flow	$49,504	$68,685	$49,504	$92,252	$69,210	$114,912	$68,685	$345,059
Adjusted Free Cash Flow Per Diluted Share	$0.58	$0.81	$0.58	$1.08	$0.82	$1.36	$0.81	$4.07
Diluted Weighted Average Shares	85,144	84,567	85,144	85,106	84,948	84,578	84,567	84,857

Notes:

(1) Reflects the impact of charges taken on various legal and regulatory matters, as well severance, asset impairment and facility lease impairment charges.

(2) Charge related to the refinancing of our bonds and senior credit facilities during 2012.

(3) Reflects the impact of favorable tax true-ups from fiscal 2011 recognized in 2012 offset by non-cash adjustments related to equity forfeitures from severance and restructuring initiatives.

(4) Purchase accounting amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(5) Reflects the impact of payments, less applicable taxes, related to adjustments included in item 2. "Net Earnings - Reconciliation" above.